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                              DECLARATION OF TRUST
                                     OF THE
                            FRESCO INDEX SHARES FUNDS

         THE DECLARATION OF TRUST of THE FRESCO INDEX SHARES FUNDS is made the 13th day of February, 2002, by the signatory hereto, as trustee (such person, so long as he shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                                   WITNESSETH:

         WHEREAS, it is the intention that the Trust constitute a trust fund under the laws of The Commonwealth of Massachusetts for the investment and reinvestment of funds contributed thereto; and

         WHEREAS, it is provided that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

         NOW, THEREFORE, the Trustees hereby declare that they will hold in trust, all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the Shareholders from time to time of the shares of beneficial interest and subject to the provisions hereof, to wit:

                                    ARTICLE I
                              NAME AND DEFINITIONS

         SECTION 1.1 NAME. The name of the trust created hereby is the "Fresco Index Shares Funds," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever herein used) shall refer to the Trustees as Trustees, and not as individuals, or personally, and shall not refer to the officers, agents, employees or Shareholders of the Trust.

         Should the Trustees determine that the use of such name is not advisable, they may use such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name.

         SECTION 1.2 DEFINITIONS. Wherever they are used herein, the following terms have the following respective meanings:

          (a) "BYLAWS" means the Bylaws referred to in Section 3.9 hereof, as from time to time amended.

          (b) "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time.








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          (c)  "COMMISSION" has the meaning given to it in the 1940 Act.

          (d) "DECLARATION" means this Declaration of Trust as amended from time to time. Reference in this Declaration of Trust to "DECLARATION," "HEREOF," "HEREIN," and "HEREUNDER" shall be deemed to refer to this Declaration rather than the article or section in which such words appear.

          (e) "DISTRIBUTOR" means the party, other than the Trust, to a contract described in Section 4.3 hereof.

          (f) "INVESTMENT ADVISER" means any party other than the Trust, to an investment advisory contract described in Section 4.1 hereof.

          (g) "MAJORITY SHAREHOLDER VOTE" means the vote of Shareholders holding a majority of Shares, which shall consist of:

                    i. a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the Bylaws, is present;

                    ii. a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders; and

                    iii. a "majority of the outstanding voting securities," as the phrase is defined in the 1940 Act, when the 1940 Act requires the vote of such a majority as so defined for the action in question to be taken.

          (h) "MANAGER" means any party, other than the Trust, to a management contract described in Section 4.1 hereof.

          (i) "1940 ACT" means the Investment Company Act of 1940 and the rules and regulations thereunder as amended from time to time.

          (j) "PERSON" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          (k) "REGISTRATION STATEMENT" means the Registration Statement of the Trust under the Securities Act of 1933 as such may be amended or supplemented and filed with the Commission from time to time.




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          (l)  "SERIES" means one of the separately managed components of the
               Trust (or, if the Trust shall have only one such component, then that one) as set forth in Section 6.1 hereof or as may be established and designated from time to time by the Trustees pursuant to that section.

          (m)  "SHAREHOLDER" means a record owner of outstanding Shares.

          (n) "SHARES" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time, including the shares of any and all series or classes which may be established by the Trustees, and includes fractions of Shares as well as whole Shares.

          (o) "TRANSFER AGENT" means the party, other than the Trust, to the contract described in Section 4.4 hereof.

          (p)  "TRUST" means the Fresco Index Shares Funds.

          (q) "TRUST PROPERTY" means any and all property real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

          (r) "TRUSTEES" means the persons who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as trustees hereunder.

                                   ARTICLE II
                                    TRUSTEES

         SECTION 2.1 NUMBER OF TRUSTEES. The initial Trustee shall be the person(s) named herein. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase or decrease the number of Trustees to a number other than the number theretofore determined.

         SECTION 2.2 ELECTION AND TERM. Trustees may become such by election by Shareholders or by the Trustees then in office pursuant to Section 2.4 hereof. The Trustees shall have the power to set and alter the terms of office of the Trustees, and they may at any time lengthen or lessen their own terms or make their terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. The Trustees may adopt Bylaws that divide the Trustees into classes and prescribe the tenure of office of the several classes. The Trustees may elect their own successors and may, pursuant to Section 2.4 hereof, appoint Trustees to fill vacancies. The Trustees shall adopt Bylaws not inconsistent with this Declaration or any provision of law to provide for election of Trustees by Shareholders at such time or times as the Trustees shall determine to be necessary or advisable.

         SECTION 2.3 RESIGNATION AND REMOVAL. Any Trustee may resign his or her trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than one) by the action of two-thirds of the remaining Trustees or by the action of Shareholders holding of record of not less than two-thirds of the Shares outstanding and entitled to vote thereupon (for purposes of determining the circumstances and procedures under which such removal by the Shareholders may take place, the provisions of Section 16(c) of the 1940 Act shall be applicable to the same extent as if the Trust were subject to the provisions of that Section). Upon the resignation or removal of a Trustee, or his or her otherwise ceasing to be a Trustee, he or she shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. The provisions of this Section 2.3 may not be amended except by a vote of Shareholders holding not less than two-thirds of the Shares.

         SECTION 2.4 VACANCIES. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. No such vacancy shall operate to annul the Declaration or to revoke any existing agency created pursuant to the terms of the Declaration. In the case of an existing vacancy, the remaining Trustees or, prior to the public offering of Shares of the Trust, if only one Trustee shall then remain in office, the remaining Trustee, shall fill such vacancy by the appointment of such other Person as they or he/she, in their or his/her discretion, shall see fit, made by a written instrument signed by a majority of the remaining Trustees or by the remaining Trustee, as the case may be. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees, provided that such appointment shall not become effective prior to such retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

         SECTION 2.5 DELEGATION OF POWER TO OTHER TRUSTEES. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees; provided that in no case shall fewer than two (2) Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

         SECTION 2.6 COMPENSATION. The Trustees as such shall be entitled to reasonable compensation from the Trust, and they may periodically fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Trust.

                                   ARTICLE III
                               POWERS OF TRUSTEES

         SECTION 3.1 GENERAL. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by the Declaration. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without The Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities wheresoever in the world they may be located as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of the Declaration, the presumption shall be in favor of a grant of power to the Trustees.

         The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

         SECTION 3.2 INVESTMENTS. The Trustees shall have the power to:

               (a) conduct, operate and carry on the business of an investment company;

               (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute, lend or otherwise deal in or dispose of negotiable or nonnegotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, reverse repurchase agreements, options, commodities, commodity future contracts and related options, currencies, currency futures and forward contracts, and other securities, investment contracts and other instruments of any kind, including, without limitation, those issued, guaranteed or sponsored by any and all Persons including, without limitation, states, territories and possessions of the United States, the District of Columbia and any of the political subdivisions, agencies or instrumentalities thereof, and by the United States Government or its agencies or instrumentalities, foreign or international instrumentalities, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory or possession thereof, and of corporations or organizations organized under foreign laws, or in "when issued" contracts for any such securities, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust; and

               (c) exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said instruments.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

         SECTION 3.3 LEGAL TITLE. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         SECTION 3.4 ISSUANCE AND REPURCHASE OF SECURITIES. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares and, subject to the provisions set forth in Articles VII, VIII, and IX and Section
6.9 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust, whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of The Commonwealth of Massachusetts governing business corporations.

         SECTION 3.5 BORROWING MONEY; LENDING TRUST ASSETS. The Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

         SECTION 3.6 DELEGATION; COMMITTEES. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees, agents or independent contractors of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient.

         SECTION 3.7 COLLECTION AND PAYMENT. Subject to Section 6.9 hereof, the Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

         SECTION 3.8 EXPENSES. Subject to Section 6.9 hereof, the Trustees shall have the power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of the Declaration, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees.

         SECTION 3.9 MANNER OF ACTING; BYLAWS. Except as otherwise provided herein or in the Bylaws or by any provision of law, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum being present), including any meeting held by means of a conference telephone circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, or by written consents of all the Trustees. The Trustees may adopt Bylaws not inconsistent with this Declaration to provide for the conduct of the business of the Trust and may amend or repeal such Bylaws to the extent such power is not reserved to the Shareholders.

         SECTION 3.10 LITIGATION. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, and demands relating to the Trust, and out of the assets of the Trust or any Series thereof to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include, without limitation, the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim, or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

         SECTION 3.11 CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint one of their number to be the Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

         SECTION 3.12 MISCELLANEOUS POWERS. The Trustees shall have the power to:

               (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust or any Series thereof;

               (b) enter into joint ventures, partnerships and any other combinations or associations;

               (c) remove Trustees or fill vacancies in or add to their number, elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine;

               (d) purchase and pay for out of Trust Property or the property of the appropriate Series of the Trust, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted to be taken by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability;

               (e) establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of
                    Article VI hereof and to establish classes of such Series having relative rights, powers and duties as they may provide consistent with applicable law;

               (f) establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares or any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

               (g) interpret the investment policies, practices or limitations of any Series;

               (h) establish pension, profit-sharing, Share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust;

               (i) indemnify, to the extent permitted by law, any person with whom the Trust or any Series thereof has dealings, including any Investment




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                    Adviser, Administrator, Distributor, Transfer
                    Agent and selected dealers, to such extent as the Trustees shall determine;

               (j)  guarantee indebtedness or contractual obligations of others;

               (k) determine and change the fiscal year of the Trust or any Series thereof and the method by which its accounts shall be kept;

               (l) adopt a seal for the Trust but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust;

               (m) set record dates in the manner provided herein or in the Bylaws; and

               (n) in general to carry on any other business in connection with or incidental to any of the powers set forth in this Article III, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

                                   ARTICLE IV
                               INVESTMENT ADVISER,
                         MANAGER, DISTRIBUTOR, CUSTODIAN
                               AND TRANSFER AGENT

         SECTION 4.1 INVESTMENT ADVISER AND MANAGER. Subject to applicable provisions of the 1940 Act, the Trustees may in their discretion from time to time enter into one or more investment advisory, sub-advisory, and management contracts or, if the Trustees establish multiple Series, separate investment advisory and management contracts with respect to one or more Series whereby the other party or parties to any such contracts shall undertake to furnish the Trust or such Series such management, investment advisory, administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of the Declaration, the Trustees may authorize the Investment Advisers, or any of them, under any such contracts (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Advisers, or any of them (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees.

         SECTION 4.2 ADMINISTRATIVE SERVICES. The Trustees may in their discretion from time to time enter into an administration contract whereby the other party shall agree to provide the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

         SECTION 4.3 DISTRIBUTOR. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of Shares to net the Trust or the applicable Series of the Trust not less than the net asset value per Share (as described in Article VIII hereof) and pursuant to which the Trust may either agree to sell the Shares to the other parties to the contracts, or any of them, or appoint any such other party its sales agent for such Shares. In either case, any such contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV including, without limitation, the provision for the repurchase or sale of Shares of the Trust by such other party as principal or as agent of the Trust.

         SECTION 4.4 TRANSFER AGENT. The Trustees may, in their discretion, from time to time enter into a transfer agency and shareholder service contract whereby the other party to such contract shall undertake to furnish transfer agency and shareholder services to the Trust and its Shareholders. The contract shall have such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the Declaration. Such service may be provided by one or more Persons.

         SECTION 4.5 CUSTODIAN. The Trustees may appoint or otherwise engage one or more banks, broker-dealers or trust companies, to serve as custodian with authority as its agent, but subject to applicable requirements of the 1940 Act and to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling or securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians or other agents.

         SECTION 4.6 PARTIES TO CONTRACT. Any contract of the character described in Sections 4.1, 4.2, 4.3, 4.4 or 4.5 of this Article IV and any other contract may be entered into with any Person, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, Shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship; nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not





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inconsistent with the provisions of this Article IV. The same Person may be the other party to any contracts entered into pursuant to Sections 4.1, 4.2, 4.3,
4.4 or 4.5 above or otherwise, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.6.

                                    ARTICLE V
                   LIMITATIONS OF LIABILITIES OF SHAREHOLDERS,
                               TRUSTEES AND OTHERS

         SECTION 5.1 NO PERSONAL LIABILITY OF SHAREHOLDERS, TRUSTEES, ETC. No Shareholder shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. The Trust shall indemnify out of the property of the Trust and hold each Shareholder harmless from and against all claims and liabilities, to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that, in the event the Trust shall consist of more than one Series, Shareholders of a particular Series who are faced with claims or liabilities solely by reason of their status as Shareholders of that Series shall be limited to the assets of that Series for recovery of such loss and related expenses. The rights accruing to a Shareholder under this Section 5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

         SECTION 5.2 NONLIABILITY OF TRUSTEES, ETC. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust or its Shareholders for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties, and all such Persons shall look solely to the Trust Property, or to the Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

         SECTION 5.3 INDEMNIFICATION.

               (a) The Trust, or one or more Series thereof if the claim arises from his or her conduct with respect to only such Series, shall indemnify any person who is, or has been, a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been a Trustee, officer, employee or agent and against amounts paid or incurred by him or her in the settlement thereof, in such manner as the Trustees may provide from time to time in the Bylaws.




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


               (b) The word "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits and proceedings (civil, criminal, or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

         SECTION 5.4 NO BOND REQUIRED OF TRUSTEES. No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

         SECTION 5.5 NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer, employee or agent of the Trust or a Series thereof shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or a Series thereof or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as officers, employees or agents of the Trust or a Series thereof. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees shall recite that the same is executed or made by them not individually, but as Trustees under the Declaration, and that the obligations of the Trust or a Series thereof under any such instrument are not binding upon any of the Trustees or Shareholders, individually, but bind only the Trust Property (or, in the event the Trust shall consist of more than one Series, in the case of any such obligation which relates to a specific Series, only the Series which is a party thereto), and may contain any further recital which they or he or she may deem appropriate, but the omission of such recital shall not affect the validity of such obligation, contract instrument, certificate, Share, security or undertaking and shall not operate to bind the Trustees, officers, employees or agents, individually. The Trustees shall at all times maintain insurance for the protection of the Trust Property, its Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

         SECTION 5.6 RELIANCE ON EXPERTS, ETC. Each Trustee and officer or employee of the Trust shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Distributor, Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

         SECTION 6.1 SHARES. The interests of beneficiaries hereunder shall be divided into transferable Shares of $.01 par value. The number of such Shares authorized hereunder is unlimited. The Trustees shall have the authority to establish and designate one or more Series or classes of Shares. Each Share of any Series shall represent an equal proportionate Share in the assets of that Series with each other Share in that Series. The Trustees may divide or combine the Shares of any Series into a greater or lesser number of Shares of that Series without thereby changing the proportionate interest of the assets of that Series. Subject to the provisions of Section 6.9 hereof, the Trustees may also authorize the creation of additional series of Shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of Shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable.

         SECTION 6.2 RIGHTS OF SHAREHOLDERS. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition of division of any property, profits, rights or interest of the Trust nor can they be called upon to assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in the Declaration specifically set forth.

         The Shares shall not entitle the Shareholder to preference, preemptive, appraisal, conversion or exchange rights, except as the Trustees may determine with respect to any series of Shares.

         SECTION 6.3 TRUST ONLY. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in the Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

         SECTION 6.4 ISSUANCE OF SHARES. The Trustees, in their discretion may, from time to time without vote of the Shareholders, issue Shares of any Series, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares of any Series into a greater or lesser number without thereby changing the proportionate beneficial interest of that Series. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or fractions of a Share as described in the Registration Statement.

         SECTION 6.5 REGISTER OF SHARES. A register shall be kept in respect of each Series at the principal office of the Trust or at an office of the Transfer Agent which shall contain the names and addresses of the Shareholders and the number of Shares of each Series held by them respectively and a record of all transfers thereof. Such register may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Such register shall be conclusive as to who are the Shareholders and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein or in the Bylaws provided, until he has given his address to the Transfer Agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of Share certificates and promulgate appropriate rules and regulations as to their use.

         SECTION 6.6 TRANSFER OF SHARES. Shares shall be transferable on the records of the Trust only by the record Shareholder or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the "Shareholder of record" shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or the Transfer Agent, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor any Transfer Agent or registrar, nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law, except as may otherwise be provided by the laws of The Commonwealth of Massachusetts.

         SECTION 6.7 NOTICES. Any and all notices to which any Shareholder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust. Annual reports and proxy statements need not be sent to a Shareholder if: (i) an annual report and proxy statement for two consecutive annual meetings, or (ii) all, and at least two, checks (if sent by first class mail) in payment of dividends or Share and Shares during a twelve month period have been mailed to such Shareholder's address and have been returned undelivered. However, delivery of such annual reports and proxy statements shall resume once a Shareholder's current address is determined.

         SECTION 6.8 VOTING POWERS. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Section 2.2 hereof, (ii) for the removal of Trustees as provided in Section 2.3 hereof, (iii) with respect to termination of the Trust as provided in Section 9.2, (iv) with respect to any amendment of the Declaration to the extent and as provided in
Section 9.3, (v) with respect to any merger, consolidation or sale of assets as provided in Section 9.4, (vi) with respect to incorporation of the Trust to the extent and as provided in Section 9.5, (vii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders (provided that Shareholders of a Series are not entitled to vote in connection with the bringing of a derivative or class action with respect to any matter which only affects another Series or its Shareholders), and (viii) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any state, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the Bylaws, shall not be voted. On any matter submitted to a vote of Shareholders, all Shares shall be voted by individual Series except (1) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (2) when the Trustees have determined that the matter affects only the interest of one or more Series, then only the Shareholders of such Series shall be entitled to vote thereon. The Trustees may, in conjunction with the establishment of any further Series or any classes of Shares, establish conditions under which the several series or classes of Shares shall have separate voting rights or no voting rights. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the Bylaws to be taken by Shareholders. The Bylaws may include further provisions for Shareholders' votes and meetings and related matters.

         SECTION 6.9 SERIES OR CLASSES OF SHARES. The following provisions are applicable regarding the Series of Shares of the Trust established pursuant to
Section 6.1 hereof, and all provisions relating to the Trust shall apply equally to each Series thereof except as the context requires:

               (a)  The number of Shares that may be issued shall be unlimited.

               (b) All consideration received by the Trust for the issue or sale of Shares of a particular Series or class together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series or class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series or class, the Trustees, or their designees, shall allocate them among any one or more of the Series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series or classes for all purposes. No Shareholder of any Series shall have any claim on or right to any assets allocated or belonging to any other Series.

               (c) The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and all expenses, costs, charges and reserves attributable to that Series. All expenses and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the property of such Series for satisfaction of their claims. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees, or their designees, to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees, or their designees, in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

               (d) The power of the Trustees to pay dividends and make distributions shall be governed by Section 8.2 of this Declaration with respect to any one or more Series or classes of Shares which represents the interest of the assets of the Trust immediately prior to the establishment of any additional Series or classes. With respect to any other Series or class, dividends and distributions on Shares of a particular Series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Series or class. All dividends and distributions on Shares of a particular Series or class shall be distributed pro rata to the Shareholders of that Series or class in proportion to the number of Shares of that Series or Class held by such Shareholders at the date and time of record established for the payment of such dividends or distributions.

               (e) The Trustees shall have the power, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide and combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one of more Series or classes of Shares, to abolish any one or more Series or classes of Shares or to take such other action with respect to the Shares as the Trustees may deem desirable.

               (f) The establishment and designation of any Series or class of Shares pursuant to Section 6.1 hereof shall be effective by resolution adopted by a majority of the then Trustees setting forth such establishment and designation and the relative rights, preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of Redemption of such Series or class, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series or class previously established and designated, the Trustees may, by a resolution adopted by a majority of their number, abolish that Series or class and the establishment and designation thereof.

               (g) Each Share shall represent an interest in the net assets of such Series. Each Shareholder of Shares of a Series shall be entitled to receive his pro rata Share of distributions of income and capital gains made with respect to such Series. In the event of the liquidation of a particular Series, the Shareholders of that Series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The Shareholders of any Series shall not be entitled hereby to any distribution upon liquidation of any other Series. The assets so distributable to the Shareholders of any Series shall be distributed among such Shareholders in proportion to the Shares of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series in which there are Shares then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Trustees then in office, subject to the approval of a Majority Shareholder Vote.

               (h) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any Series or class shall have the right to convert or exchange said Shares into Shares of one or more Series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

                                   ARTICLE VII
                                   REDEMPTIONS

         SECTION 7.1 REDEMPTIONS. Each Shareholder of a particular Series shall have the right at such times as may be permitted by the Trust to require the Trust to redeem all or any part of his Shares of that Series, upon and subject to the terms and conditions provided in this Article VII, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees and, in the case of any Series now or hereafter authorized, if so determined by the Trustees, shall be redeemable only in aggregations of such number of Shares and at such times as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Trustees from time to time with respect to such Series. The number of Shares comprising an aggregation for purposes of redemption or repurchase so determined from time to time with respect to any Series shall be referred to herein as a "Creation Unit" and collectively, as "Creation Units". The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit by resolutions adopted at any regular or special meeting of the Trustees. Each Shareholder of a Creation Unit aggregation of a Series, upon request to the Trust accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such Shareholder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Trust to redeem all or any number of such Shareholder's Shares standing in the name of such Shareholder on the books of the Trust, but in the case of Shares of any Series as to which the Trustees have determined that such Shares shall be redeemable only in Creation Unit aggregations, only in such Creation Unit aggregations of Shares of such Series as the Trustees may determine from time to time in accordance with this Section
7.1. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per Share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per Share shall not exceed the cash equivalent of the proportionate Share of each Share or of any class or Series of Shares of the assets of the Trust at the time of the redemption or repurchase and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in the Registration Statement from time to time. Payment may be in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time.

         SECTION 7.2 REDEMPTION AT THE OPTION OF THE TRUST. Each Share of the Trust or any Series of the Trust shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to Section 7.1: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the Shareholders of the Trust or of any Series, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Registration Statement. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

         SECTION 7.3 EFFECT OF SUSPENSION OF DETERMINATION OF NET ASSET VALUE. If, pursuant to Section 7.4 hereof, the Trustees shall declare a suspension of the determination of net asset value with respect to Shares of the Trust or of any Series thereof, the rights of Shareholders (including those who shall have applied for redemption pursuant to Section 7.1 hereof but who shall not yet have received payment) to have Shares redeemed and paid for by the Trust or a Series thereof shall be suspended until the termination of such suspension is declared. Any record Shareholder who shall have his redemption right so suspended may, during the period of such suspension, by appropriate written notice of revocation at the office or agency where application was made, revoke any application for redemption not honored and withdraw any certificates on deposit. The redemption price of Shares for which redemption applications have not been revoked shall be the net asset value of such Shares next determined as set forth in Section 8.1 after the termination of such suspension.

         SECTION 7.4 SUSPENSION OF RIGHT OF REDEMPTION. The Trust may declare a suspension of the right of redemption or postpone the date of payment or redemption for the whole or any part of any period (i) during which the New York Stock Exchange is closed other than customary weekend and holiday closings, (ii) during which trading on the New York Stock Exchange is restricted, (iii) during which an emergency exists as a result of which disposal by the Trust or a Series thereof of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust or a Series thereof fairly to determine the value of its net assets, or (iv) during any other period when the Commission may, for the protection of Shareholders of the Trust, by order permit suspension of the rights of redemption or postponement of the date of payment or redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (ii), (iii) or (iv) exist. Such suspension shall take effect at such time as the Trust shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment on redemption until the Trust shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said stock exchange shall have reopened or the period specified in (ii) or
(iii) shall have expired (as to which, in the absence of an official ruling by the Commission, the determination of the Trust shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

         SECTION 7.5 DERIVATIVE ACTIONS. A shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling on a Shareholder demand by virtue of the fact that such trustee receives remuneration from his service on the Board of Trustees of the Trust or on the Boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

                                  ARTICLE VIII
                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

         SECTION 8.1 NET ASSET VALUE. The net asset value of each outstanding Share of each Series of the Trust shall be determined on such days and at such time or times as the Trustees may determine. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Registration Statement. The power and duty to make the daily calculations may be delegated by the Trustees to any Investment Adviser, Manager, the Custodian, the Transfer Agent or such other person as the Trustees by resolution may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

         SECTION 8.2 DISTRIBUTIONS TO SHAREHOLDERS. The Trustees shall from time to time distribute ratably among the Shareholders of the Trust or of any Series such proportion of the net income, earnings, profits, gains, surplus (including paid-in surplus), capital, or assets of the Trust or of such Series held by the Trustees as they may deem proper. Such distribution may be made in cash or property including, without limitation, any type of obligations of the Trust or of such Series or any assets thereof, and the Trustees may distribute ratably among the Shareholders of the Trust or of that Series additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record (determined in accordance with the Registration Statement) of the Trust or of such Series at the time of declaring a distribution, or among the Shareholders of record of the Trust or of such Series at such later date as the Trustees shall determine. The Trustees may always retain from the net income, earnings, profits or gains of the Trust or of such Series such amount as they may deem necessary to pay the debts or expenses of the Trust or of such Series or to meet obligations of the Trust or of such Series, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders of the Trust or of any Series such dividend reinvestment plans, cash dividend payout plans or related plans as the Trustees deem appropriate.

         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

         SECTION 8.3 DETERMINATION OF NET INCOME. The Trustees shall have the power to determine the net income of any Series of the Trust and from time to time to distribute such net income ratably among the Shareholders as dividends in cash or additional Shares of such Series issuable hereunder. The determination of net income and the resultant declaration of dividends shall be as set forth in the Registration Statement. The Trustees shall have full discretion to determine whether any cash or property received by any Series of the Trust shall be treated as income or as principal and whether any item of expense shall be charged to the income or the principal account, and their determination made in good faith shall be conclusive upon the Shareholders. In the case of stock dividends received, the Trustees shall have full discretion to determine, in the light of the particular circumstances, how much, if any, of the value thereof shall be treated as income, the balance, if any, to be treated as principal.

         SECTION 8.4 POWER TO MODIFY FOREGOING PROCEDURES. Notwithstanding any of the foregoing provisions of this Article VIII, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the per Share net asset value of the Shares or net income, or the declaration and payment of dividends and distributions, as they may deem necessary or desirable to enable the Trust to comply with any provision of the 1940 Act, including any rule or regulation adopted pursuant to Section 22 of the 1940 Act by the Commission or any securities association registered under the Securities Exchange Act of 1934, or any order of exemption issued by said Commission, all as in effect now or hereafter amended or modified. Without limiting the generality of the foregoing, the Trustees may establish classes or additional Series of Shares in accordance with Section 6.9.

                                   ARTICLE IX
             DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS,ETC.

         SECTION 9.1 DURATION. The Trust shall continue without limitation of time but subject to the provisions of this Article IX.

         SECTION 9.2 TERMINATION OF TRUST OR A SERIES. The Trust or any Series may be terminated either by (i) resolution of the Board of Trustees with notice in writing to the Shareholders, (ii) the affirmative vote of Shareholders holding not less than two-thirds of the Shares at any meeting of Shareholders of the Trust or the appropriate Series thereof, or (iii) by a Majority Shareholder Vote if such termination is recommended by the Trustees. The foregoing provisions may not be amended except by the approval by Shareholders holding not less than two-thirds of the Shares. Upon the termination of the Trust or the
Series:

               (a) The Trust or the Series shall carry on no business except for the purpose of winding up its affairs.

               (b) The Trustees shall proceed to wind up the affairs of the Trust or the Series and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust or the Series, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property or Trust Property allocated or belonging to such Series to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and to do all other acts appropriate to liquidate its business.

               (c) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property or Trust Property allocated or belonging to such Series, in cash or in kind or partly each, among the Shareholders of the Trust according to their respective rights.

         SECTION 9.3 AMENDMENT PROCEDURE.

               (a) This Declaration may be amended by a Majority Shareholder Vote or such greater vote as may be prescribed in this Declaration, at a meeting of Shareholders, or by written consent without a meeting. The provisions of the preceding sentence may not be amended except by vote of Shareholders holding not less than two-thirds of the Shares. The Trustees may also amend this Declaration without the vote or consent of Shareholders (i) to change the name of the Trust or any Series or classes of Shares, (ii) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, (iii) if they deem it necessary to conform this declaration to the requirements of applicable federal or state laws or regulations or the requirements of the Code, or to eliminate or reduce any federal, state or local taxes which are or may be payable by the Trust or the Shareholders, but the Trustees shall not be liable for failing to do so, or (iv) for any other purpose which does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable.

               (b) No amendment may be made under this Section 9.3 which would change any rights with respect to any Shares of the Trust or of any Series of the Trust by reducing the amount payable thereon upon liquidation of the Trust or of such Series of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of Shareholders holding not less than two-thirds of any





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


                    Shares of the Trust or of such Series, or by such other vote as may be established by the Trustees with respect to any Series or class. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessment upon Shareholders.

               (c) Not withstanding any other provision hereof until such time as Shares are first sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees at any meeting of Trustees or by an instrument executed by a majority of the Trustees.

         SECTION 9.4 MERGER, CONSOLIDATION AND SALE OF ASSETS. The Trust, or any Series thereof, may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or Trust Property allocated or belonging to such Series, including good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees.

         SECTION 9.5 INCORPORATION. Upon a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the law of any jurisdiction or any other trust, partnership, association or other organization to take over the Trust Property or the Trust Property allocated or belonging to such Series or to carry on any business in which the Trust shall directly or indirectly have any Share, and to sell, convey and transfer the Trust Property or the Trust Property allocated or belonging to such Series to any such corporation, trust, partnership, association or organization in exchange for the equity Shares thereof or otherwise, and to lend money to, subscribe for the equity Shares of, and enter into any contract with any such corporation, trust, partnership, association or other organization or any corporation, trust, partnership, association or other organization in which the Trust or such Series holds or is about to acquire equity interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to one or more of such organizations or entities.

                                    ARTICLE X
                             REPORTS TO SHAREHOLDERS

         The Trustees shall at least semiannually submit or cause the officers of the Trust to submit to the Shareholders a written financial report of each Series of the Trust, including financial statements which shall at least annually be certified by independent public accountants.





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


                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1 FILING. This Declaration and any amendment hereto shall be filed in the office of the Department of State of The Commonwealth of Massachusetts and in such other places as may be required under the laws of The Commonwealth of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of the Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

         SECTION 11.2 GOVERNING LAW. This Declaration is executed by the Trustees and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State. The trust shall be of a type commonly referred to as a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

         SECTION 11.3 COUNTERPARTS. The Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         SECTION 11.4 RELIANCE BY THIRD PARTIES. Any certificate executed by an individual who, according to the records of the Trust, appears to be a Trustee hereunder, or Secretary or Assistant Secretary of the Trust, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees and their successors.

         SECTION 11.5 PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

               (a) The provisions of the Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provisions shall be deemed superseded by such law or regulation to the extent necessary to eliminate such conflict; provided, however, that such determination shall not affect any of the remaining




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


                    provisions of the Declaration or render invalid or improper any action taken or omitted prior to such determination.

               (b) If any provision of the Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall pertain only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration in any jurisdiction.

         SECTION 11.6 PRINCIPAL PLACE OF BUSINESS; RESIDENT AGENT. The principal place of business of the Trust shall be 51 West 52nd Street, New York, New York 10119, or such other location as the Trustees may designate from time to time. To the extent required, the Trustees shall have the power to appoint a resident agent for service of process on the Trust and from time to time to replace the resident agent so appointed. State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, is hereby designated as the initial resident agent for the Trust in Massachusetts. The Trustees may, without the approval of the Shareholders, change the resident agent of the Trust or the principal place of business of the Trust.

                                  * * * * * *

         IN WITNESS WHEREOF, the undersigned has executed this Declaration of Trust this 13th day of February, 2002.


                                       _______________________________
                                       Michael E. Gillespie,
                                       Trustee




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